Revised as of February 7, 2000

                              THE BANK OF NEW YORK

                                     ("BNY")

                                       AS

                      INVESTMENT ADVISER, ADMINISTRATOR AND

                                    CUSTODIAN

                            TO THE BNY HAMILTON FUNDS

                                      AND

                                  SUB-ADVISER

                            TO WILLAMETTE VALUE FUND

                                 CODE OF ETHICS

I.  INTRODUCTION

This Code of Ethics is adopted pursuant to Rule 17j-1 of the Investment Company Act. Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition for working on the BNY Hamilton Funds. If employees have any doubts as to the propriety of any activity, they should consult with one of the BNY Hamilton Fund Compliance Officers.

This Code of Ethics is in addition to BNY's Code of Conduct.

II.   APPLICABILITY OF CODE OF ETHICS

This Code of Ethics shall apply to any person who meets the definition of "access person," as defined in Rule 17j-1, with respect to the BNY Hamilton Funds.

III.  "ACCESS PERSONS"

"Access person" is defined by the Rule to include any BNY employee:

     (a) who makes any recommendation, who participates in determining which recommendation will be made, or whose principal functions or duties relate to the determination of which recommendation will be made by BNY on behalf of any BNY Hamilton Fund or

     (b) who, in connection with his or her regular functions or duties, obtains any information concerning recommendations being made by BNY on behalf of any BNY Hamilton Fund or who makes, participates in or obtains information regarding the purchase or sale of any securities by any BNY Hamilton Fund.

This definition includes portfolio managers, analysts and traders employed by the Bank who service the BNY Hamilton Funds as investment advisor. There may be additional employees who fall within the definition of "access person" who, because of the nature of their position, possess information regarding the securities that the BNY Hamilton Funds will purchase or sell. A comprehensive list of all "access persons" will be compiled and maintained by the BNY Hamilton Fund Compliance Officers.

IV.   TEXT OF RULE 17j-1(b) OF THE INVESTMENT COMPANY ACT

Rule 17j-1(b) prohibits "access persons" from engaging in certain specified activity. The text of Rule 17j-1(b) is attached as Exhibit A. All "access persons" are required to familiarize themselves with this Rule and execute the attached Acknowledgment Form. This form should be forwarded to one of the BNY Hamilton Fund Compliance Officers.

V.    RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Investment activities of all "access persons" must remain within the parameters set forth below:

     (a) Prohibited Purchases and Sales -- General.

     (1) Except for "Exempted Transactions" specified in Section VI below, no "access person" shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by any BNY Hamilton Fund or (ii) is being purchased or sold by any BNY Hamilton Fund.

     (2) No "access person" shall reveal to any other person (except in the normal course of his or her duties on behalf of the BNY Hamilton Funds) any information regarding securities transactions by the BNY Hamilton Funds or consideration by the BNY Hamilton Funds of any such securities transaction.

     (3) No "access person" shall recommend any securities transaction by any BNY Hamilton Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transactions by such person in such securities; (iii) any position with such issuer or its affiliates; and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such "access person" in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the BNY Hamilton Funds or on the market for the securities generally, such "access person" shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

     (b) Prohibition on Acquiring Securities in an Initial Public Offering ("IPO") Until After the Initial Offering has been Completed. Purchases of IPO's by "access persons" pose two potential conflicts of interest. First, an opportunity for "access persons" to participate in a "hot issue" or other attractive IPO is not likely to be viewed as a random event. It may also create the impression that future investment decisions for the BNY Hamilton Fund were not pursued solely because they were in the best interest of the Fund. Second, the realization of any short-term profits may create at least the appearance that an investment opportunity that should have been available to the Fund was diverted to the personal benefit of an individual employee. BNY believes that prohibiting the purchase of a security in an IPO until after the IPO has been completed will reduce these potential conflicts. After the IPO is completed, transactions in securities issued in the IPO are subject to the restrictions contained in this Code of Ethics.

     (c) Blackout Periods for Trading in the Same Security as a Fund. On a day during which any BNY Hamilton Fund has a pending "buy" or "sell" order in a security, all "access persons" are prohibited from executing a securities transaction in such security or related derivative security until such order is executed or withdrawn by such Fund or Funds. Additionally, "access persons" with knowledge of the trading activity of any BNY Hamilton Fund and portfolio managers with respect to the BNY Hamilton Fund that he or she manages are prohibited from buying or selling a security within fifteen (15) calendar days before and after the BNY Hamilton Fund that he or she manages (or with respect to which he or she has knowledge of trading activity) trades in that security. The blackout period after a Fund trades is designed to allow dissipation of the market effect of the Fund's trade before the portfolio manager or other "access person" trades. The blackout period before a Fund trades is to negate the perception that the portfolio managers or other "access persons" are front running the Fund.

     (d) Pre-Clearance of Personal Securities Transactions. "Access persons" will be required to pre-clear through one of the BNY Hamilton Fund Compliance Officers all transactions in securities (other than for exempt transactions set forth below) for which the "access person" has, or will acquire as a result of such transaction, direct or indirect beneficial ownership. This procedure will attempt to prevent a trade in which, for example, a portfolio manager of one Fund intends to purchase securities, unaware that another Fund in the same complex has an open order to purchase a significant block of the same security. All "access persons" must submit a request to execute a securities transaction, utilizing the BNY Hamilton Funds Daily Activity database, to, and obtain clearance for executing such transaction from, one of the BNY Hamilton Fund Compliance Officers before executing any securities transactions. The security will be checked against the system to attempt to determine whether or not the purchase or sale would violate this Code of Ethics.

     (e) Pre-Clearance Exemption. The following transactions will be exempt from this pre-clearance requirement:

     (1) Any equity securities transaction or a series of related transactions in a listed or publicly traded security involving 500 shares or less in the aggregate if, at the time of the transaction, the following criteria are met:

                  (i) the  "access  person"  has no  actual  knowledge  that the security is being considered for purchase or sale by the particular Fund or Funds for which such person has responsibility or that the security is actually being purchased or sold for that Fund and

                  (ii) the issuer of the security being  purchased or sold has a market capitalization greater than $1 billion.

     (2) Any fixed income securities transaction involving $100,000 principal amount or less if, at the time of the transaction, the "access person" has no actual knowledge that the security is being considered for purchase or sale by the particular Fund or Funds for which such person has responsibility or that the security is actually being purchased or sold for that Fund.

     (3) Transactions in securities the value of which is not based upon, related to or determined by reference to any security which is eligible for purchase or sale BNY Hamilton Funds.

     (4) In no event are "privately placed" securities eligible for this exemption.

(f)   Disclosure of Personal Holdings.

     (1) Initial and Annual Disclosure. No later than ten (10) days after becoming an "access person," an "access person" is required to submit to one of the BNY Hamilton Fund Compliance Officers the Disclosure of Personal Holdings Form (attached) listing all securities that he or she holds or over which he or she has any direct or indirect beneficial ownership. This statement is to be updated by January 15th of each year by each "access person." This disclosure will ensure that all non-exempt trades are being reported. It will also capture certain investments (i.e., private placements) that would not be reflected in traditional broker-dealer accounts.

     (2) Monthly Disclosure -- Duplicate Copies of Brokers' and Banks' Statements. All "access persons" are required to direct their brokers and banks to supply to one of the BNY Hamilton Fund Compliance Officers a duplicate copy of securities or investment account statements for each account over which the "access person" has direct or indirect beneficial ownership. If the broker or bank statement does not reflect any non-exempt securities transaction entered into by the "access person" during the period covered by the statement submitted on behalf of such "access person," the "access person" must submit a Disclosure of Personal Holdings Form reflecting such missing transactions and providing the following additional information: date of transaction, nature of transaction, and the price at which the transaction was effected. The transactions reported on the brokers' or banks' statements (and Disclosure of Personal Holdings Form if necessary) will be reviewed and compared against the Fund transactions and the pre-clearance forms. The brokerage and bank statements (and Disclosure of Personal Holdings Form if necessary) will allow BNY to ensure the effectiveness of its compliance program.

     (3) No Duplicative Reporting. If any "access person" is required to file a report under this Code of Ethics with the same person and containing the same information as is required by another code of ethics or conduct, then only one such filing of the report is required.

VI.   RESTRICTIONS ON INVESTING ON BEHALF OF THE BNY HAMILTON FUNDS
      -------------------------------------------------------------

No "access person" shall participate in the consideration by any BNY Hamilton Fund of the purchase or sale of a security for such Fund if such person directly or indirectly is the beneficial owner of such security or is currently receiving benefits from a trust of which such person is not a trustee but which, to such person's knowledge, owns such security unless such person has disclosed in writing to one of the BNY Hamilton Fund Compliance Officers such person's or such trust's ownership of such security.

VII.  EXEMPTED TRANSACTIONS

The following transactions are specifically exempted from coverage by this Code of Ethics:

(a)   transactions in securities issued by the Government of the United States;

(b)   transactions in shares of open-ended investment companies;

      (c)  transactions   involving  bank  certificates  of  deposit,   bankers'
acceptance, commercial paper and high quality short-term debt instruments (including repurchase agreements);

     (d) transactions in securities which are not eligible for purchase or sale by BNY Hamilton Funds;

     (e) transactions effected in any account over which the "access person" has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust --- managed by a third party);

     (f) transactions which are part of an automatic dividend reinvestment plan (but only with respect to the reinvestment of securities); and

      (g) purchases effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such an issuer, and sales of such rights so acquired.

VIII. OVERSIGHT OF CODE OF ETHICS

The reports filed by "access persons" pursuant to this Code of Ethics will be reviewed on a monthly basis by one of the BNY Hamilton Fund Compliance Officers and compared to transactions entered into by BNY on behalf of the BNY Hamilton Funds. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to BNY's Chief Investment Officer.

The Chief Investment Officer shall consider reports made to him and, upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as he deems appropriate. These sanctions may include, among other things, suspension or termination of employment with BNY.

February 7, 2000



rjs020700/Hamilton Funds/BNYCofE

                                    EXHIBIT A

                    Text or Rule 17j-1(b) of the Investment Company Act

The purpose of this Code of Ethics is to provide procedures consistent with the Investment Company Act and, more specifically, Rule 17j(b) which reads as follows:

     "It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

        1. To employ any device, scheme or artifice to defraud the Fund;

        2. To make any untrue statement of a material fact to the Fund or omit to state a material fact to the Fund necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

        3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

        4. To engage in any manipulative practice with respect to the Fund."

For purposes of Rule 17j-1(b):

     (a) "Fund" is defined as "an investment company registered under the Investment Company Act."

     (b) "Security Held or to be Acquired by a Fund" means:

         (i) Any Covered Security which, within the most recent 15 days:

             (A)  Is or has been held by the Fund; or

             (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

        (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)
             (10) (i) of this Rule 17j-1.

     (c) "Covered Security" means "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a `security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

                                 Acknowledgment

      I hereby acknowledge receipt of The Bank of New York's Investment Company Code of Ethics and certify that I have read it and agree to abide by it. I also confirm that I have instructed all brokerage houses and banks where I maintain a securities or investment account to supply duplicate copies of my monthly statement to one of The Bank of New York's BNY Hamilton Fund Compliance Officers. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Date:_____________________                      ________________________________
                                                (Signature)

                                                ________________________________
                                                (Print Name)

                         DISCLOSURE OF PERSONAL HOLDINGS

      This form is to be submitted by all "access persons" upon commencement of employment with The Bank of New York or upon becoming an "access person" if previously employed by the Bank.

      I hereby certify that the following is a complete list of accounts in my name and accounts for which I have power of attorney, act in a fiduciary capacity or have direct or indirect beneficial ownership (such as accounts for a spouse or child) and the securities which are currently held in such accounts:


                                                          # OF SHARES OR
                                                          PRINCIPAL AMOUNT
   ACCOUNT NAME     BROKER/BANK NAME       SECURITY        OF SECURITIES
   ------------     ----------------       --------       ----------------


















                                    Signature:______________________________

                                    Print Name: ____________________________

                                    Dated: _________________________________